CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                     SECTION 906 OF THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of First Trust Strategic High Income Fund III (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    SEPTEMBER 23, 2009                    /S/ JAMES A. BOWEN
     ----------------------------        ---------------------------------------
                                         James A. Bowen, Chairman of the Board,
                                         President and Chief Executive Officer
                                         (principal executive officer)


I, Mark R. Bradley,  Treasurer,  Controller,  Chief Financial  Officer and Chief
Accounting   Officer  of  First  Trust  Strategic  High  Income  Fund  III  (the
"Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    SEPTEMBER 23, 2009                    /S/ MARK R. BRADLEY
     -------------------------------     ---------------------------------------
                                         Mark R. Bradley, Treasurer, Controller,
                                         Chief Financial Officer and Chief
                                         Accounting Officer
                                         (principal financial officer)